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Community Bankshares, Inc.
Form 10K
December 31, 1996

                                                  Exhibit 11


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                                                                      Six Months                 Years Ended
                                                 Year Ended             Ended                      June 30,
                                                December 31,         December 31,        -----------------------------
                                                    1996                 1995                1995             1994
                                              ----------------      --------------       -----------      ------------
Net income                                         $4,955,000          $1,774,000         $4,175,000        $3,602,000

Primary average common and common
equivalent shares                                   2,477,000           2,434,000          2,458,000         2,424,000
Primary earnings per common and common
equivalent share                                   $     2.00          $     0.73         $     1.70        $     1.49

Fully diluted average common and common
equivalent shares                                   2,480,000           2,437,084          2,462,933         2,436,931
Fully diluted earnings per common and common
equivalent share                                   $     2.00          $     0.73         $     1.70        $     1.48

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